UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2025

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 14, 2025, at the 2025 Annual Meeting of shareholders (the “Meeting”) of United Bankshares, Inc. (“United” or the “Company”), the shareholders of the Company approved the adoption of the United Bankshares, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) in accordance with the voting results set forth below under Item 5.07. The 2025 Plan was originally approved by the Board of Directors of the Company on February 24, 2025, subject to shareholder approval and the 2025 Plan became effective at the time of shareholder approval.

The material terms of the 2025 Plan are summarized on pages 68-77 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2025 (the “Proxy Statement”), which description is incorporated by reference. This description of the 2025 Plan is qualified in its entirety by reference to the full text of the 2025 Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Meeting, shareholders voted on the following four matters outlined in the Company’s Proxy Statement: (1) to elect fifteen (15) persons to serve as directors of the Company for a one-year term expiring at the 2026 Annual Meeting; (2) to ratify the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2025; (3) to approve, on an advisory basis, the compensation of United’s named executive officers; and (4) to approve the United 2025 Equity Incentive Plan. The matters are described in detail in the Proxy Statement mailed to shareholders on or about April 1, 2025. The shareholders elected each of the fifteen (15) persons listed below as directors of the Company for a one-year term expiring at the 2026 Annual Meeting; ratified the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2025; approved, on an advisory basis, the compensation of United’s named executive officers; and approved the United 2025 Equity Incentive Plan. The voting results for the matters appear below.

Proposal 1. Election of Directors:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Votes Uncast
Richard M. Adams	103,700,452	3,460,110	—	17,056,803	41,218
Richard M. Adams, Jr.	104,297,625	2,862,937	—	17,056,803	41,218
Charles L. Capito, Jr.	103,922,314	3,238,248	—	17,056,803	41,218
Peter A. Converse	103,885,331	3,275,231	—	17,056,803	41,218
Dr. Sara DuMond	106,767,411	393,151	—	17,056,803	41,218
Michael P. Fitzgerald	103,946,238	3,214,324	—	17,056,803	41,218
Dr. Patrice A. Harris	104,828,495	2,332,067	—	17,056,803	41,218
Diana Lewis Jackson	105,962,065	1,198,497	—	17,056,803	41,218
J. Paul McNamara	99,644,714	7,515,848	—	17,056,803	41,218
Mark R. Nesselroad	103,006,658	4,153,904	—	17,056,803	41,218
Lacy I. Rice, III	105,945,220	1,215,342	—	17,056,803	41,218

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Votes Uncast
Albert H. Small, Jr.	105,994,917	1,165,645	—	17,056,803	41,218
Mary K. Weddle	103,894,999	3,265,563	—	17,056,803	41,218
Gary G. White	102,955,071	4,205,491	—	17,056,803	41,218
P. Clinton Winter	102,955,714	4,204,848	—	17,056,803	41,218

Proposal 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstentions	Broker Non-Votes	Votes Uncast
120,649,240	3,474,593	134,750	—	—

Proposal 3. Approval, on an advisory basis, the compensation of United’s named executive officers:

For	Against	Abstentions	Broker Non-Votes	Votes Uncast
103,780,294	2,571,168	842,936	17,056,803	7,382

Proposal 4. Approval of the United 2025 Equity Incentive Plan:

For	Against	Abstentions	Broker Non-Votes	Votes Uncast
102,669,632	3,677,935	854,213	17,056,803	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	United Bankshares, Inc. 2025 Equity Incentive Plan – Incorporated by reference to Annex 1 of United’s 2025 Proxy Statement filed on April 1, 2025.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 19, 2025	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice President and Chief Financial Officer